UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2016

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

In an interview on a local Portland, Oregon news station, on September 12, 2016, Eastside Distilling, Inc.’s (the “Company”) Master Distiller Melissa Heim stated that the Company had recently shipped its single largest order (approximately 2,000 cases) to date to the East Coast. This shipment had not been previously disclosed by the Company. In reliance on Regulation FD, the Company is distributing this information to the market by way of this press release and related Form 8-K filing. In reliance on Regulation FD, the Company is distributing this information to the market by way of this Current Report on Form 8-K and a press release which is attached as Exhibit 99.1 hereto. A copy of Ms. Heim’s full interview will be available in the investor relations section of the Company’s website at www.eastsidedistilling.com

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K, including the television, may contain "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. These statements are based on expectations of the Company and involve risks and uncertainties that could cause our actual results to differ materially from those set forth in the statements. These risks are discussed in Eastside’s filings with the Securities and Exchange Commission (the "SEC"). Such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that it will make additional updates with respect to that statement or any other forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: September 13, 2016	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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